Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated May 31, 2000, included in this Form 8-K/A, into the Company's previously filed Registration Statement for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                                             /s/ ARTHUR ANDERSEN LLP

New York, New York
September 26, 2000